Exhibit 10.1


                                                             EXECUTION COPY

                                 THIRD AMENDMENT
                                       TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 15, 2001 (this "Third Amendment"), among GP STRATEGIES CORPORATION ("Parent"), a Delaware corporation, GENERAL PHYSICS CANADA LTD., ("GP Canada"), a corporation organized under the laws of Ontario, Canada (Parent and GP Canada shall individually be referred to herein as the "Borrower" and shall collectively be referred to herein as the "Borrowers"), the lenders that are signatories hereto (collectively, the "Lenders" and each individually a "Lender"), and FLEET NATIONAL BANK (f/k/a Fleet Bank, National Association) as a Lender ("Fleet"), as Agent to the Lenders (in such capacity, the "Agent") and as Issuing Bank (in such capacity, the "Issuing Bank").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, the Borrowers, the Lenders, the Issuing Bank and the Agent have heretofore entered into a certain Amended and Restated Credit Agreement (amending and restating the Credit Agreement, dated as of June 15, 1998), dated as of August 31, 2000 (the "Existing Credit Agreement" and, as heretofore amended, and together with this Third Amendment, the "Credit Agreement"); and

         WHEREAS, the Borrowers desire to amend the Existing Credit Agreement in order to, among other things, (i) extend the Parent Maturity Date to October 15, 2001, (ii) reduce the Parent Commitment to $42,000,000, (iii) amend the Applicable Margin for Eurodollar Advances and ABR Advances and (iv) amend certain financial covenants all as more fully set forth herein;

         WHEREAS, the Borrowers further desire to amend the Existing Credit Agreement in order to permit MXL and the Parent to obtain mortgage financing on certain real property owned by MXL in Downers Grove, Illinois the proceeds of which shall be used to fund the Parent Cash Collateral Account; and

         WHEREAS, the Lenders are willing to consent to such amendments, but only upon the terms and conditions set forth below including, but not limited to
Article III;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         Unless otherwise defined or the context otherwise requires, terms used in this Third Amendment, including its preamble and recitals, have the meanings provided in the Credit Agreement.

                                   ARTICLE II
                       AMENDMENTS TO CERTAIN PROVISIONS OF
                              THE CREDIT AGREEMENT

         Effective on (and subject to the occurrence of) the Effective Date (as defined in Section 3.1), certain terms and provisions of the Existing Credit Agreement are hereby amended in accordance with this Article II. Except as so amended, the Existing Credit Agreement shall continue in full force and effect in accordance with its terms.

         SECTION 2.1 Amendment to definition of Additional MXL Security Documents. The definition of Additional MXL Security Documents is hereby amended by deleting the word "Mortgage" appearing in such definition and substituting in lieu thereof the word "Mortgages".

         SECTION 2.2 New definition of Applicable Fee Percentage. The definition of Applicable Fee Percentage is hereby deleted in its entirety and replaced with the following new definition:

          "Applicable Fee Percentage": with respect to the Parent Commitment Fee and Letter of Credit Commissions, the percentage set forth below under the applicable column:

                  Applicable Fee Percentage

                  Parent Commitment                Letter of Credit Commissions
                  Fee                              Standby           Trade

                  .50%                             2.95%             .25%

         SECTION 2.3 New definition of Applicable Margin. The definition of Applicable Margin is hereby deleted in its entirety and replaced with the following new definition:

               "Applicable Margin" with respect to the unpaid principal balance of Parent ABR Advances and Parent Eurodollar Advances, the percentage set forth below under the applicable column:

                       Applicable Margin (Type of Advance)
                       ABR                     Eurodollar

                       1.50%                        2.95%

         SECTION 2.4 Amendment to definition of Consolidated EBITDA. The definition of Consolidated EBITDA is hereby amended by deleting the figure "$3,000,000" appearing at the end of clause (ii)(a) thereof and substituting in lieu thereof the figure "$6,000,000".

         SECTION 2.5 Amendment to definition of Covered Event. The definition of Covered Event is hereby amended by deleting the phrase "MXL Mortgage Transaction" appearing in such definition and replacing it with the phrase "MXL Pennsylvania Mortgage Transaction".

         SECTION 2.6 New definition of Interest Payment Date. The definition of Interest Payment Date is hereby deleted in its entirety and replaced with the following new definition:

                  "Interest Payment Date": (i) as to any ABR Advance, the last day of each month commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Eurodollar Advance, the last day of such Interest Period and (iii) as to all Advances, the Maturity Date.

         SECTION 2.7 Amendment to definition of Interest Period. The definition of Interest Period is hereby amended by deleting the words "one, two, three, six or nine months thereafter" appearing on the third and fourth lines thereof and replacing such words with "one month thereafter".

         SECTION 2.8 New definition of LaSalle. The definition of LaSalle is inserted as a new definition in its correct alphabetical order.

                  "LaSalle": LaSalle Bank National Association, a national banking association.

         SECTION 2.9 New definition of MXL Illinois Assignment. The definition of MXL Illinois Assignment is inserted as a new definition in its correct alphabetical order.

          "MXL Illinois Assignment": the Assignment of Rents and Leases, dated as of June, 2001 by and between MXL and LaSalle.

         SECTION 2.10 New definition of MXL Illinois Certificate. The definition of MXL Illinois Certificate is inserted as a new definition in its correct alphabetical order.

         "MXL  Illinois  Certificate":   the  Certificate  of  Representations,
     Warranties and Covenants, dated as of June, 2001 by and between MXL, the Parent and LaSalle.

         SECTION 2.11 New definition of MXL Illinois Indemnity Agreement. The definition of MXL Illinois Indemnity Agreement is inserted as a new definition in its correct alphabetical order.

          "MXL  Illinois  Indemnity  Agreement":   the  Environmental  Indemnity
     Agreement, dated as of June, 2001 by and between MXL, the Parent and LaSalle.

         SECTION 2.12 New definition of MXL Illinois Guaranty. The definition of MXL Illinois Guaranty is inserted as a new definition in its correct alphabetical order.

          "MXL Illinois Guaranty": the Guaranty of Payment dated as of June, 2001 by and between LaSalle and the Parent.

         SECTION 2.13 New definition of MXL Illinois Mortgage. The definition of MXL Illinois Mortgage is inserted as a new definition in its correct alphabetical order.

                  "MXL Illinois Mortgage": the Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Filing dated June, 2001 by and between MXL, as mortgagor, and LaSalle, as mortgagee, relating to the MXL Illinois Property and securing the MXL Illinois Mortgage Note.

         SECTION 2.14 New definition of MXL Illinois Mortgage Documents. The definition of MXL Illinois Mortgage Documents is inserted as a new definition in its correct alphabetical order.

                  "MXL Illinois Mortgage Documents": the collective reference to the following documents (i) the MXL Illinois Mortgage, (ii) the MXL Illinois Mortgage Note, (iii) the MXL Illinois Guaranty, (iv) the MXL Illinois Assignment, (v) the MXL Illinois Indemnity Agreement, (vi) the MXL Illinois Certificate and (vii) the Additional MXL Security Documents executed in connection with the MXL Illinois Mortgage, each in form and substance satisfactory to the Agent.

         SECTION 2.15 New definition of MXL Illinois Mortgage Note. The definition of MXL Illinois Mortgage Note is inserted as a new definition in its correct alphabetical order.

                  "MXL Illinois Mortgage Note": the promissory note in a maximum principal amount of $1,250,000 dated June, 2001 made by MXL and payable to the order of LaSalle, issued pursuant to the MXL Illinois Mortgage.

         SECTION 2.16 New definition of MXL Illinois Mortgage Transaction. The definition of MXL Illinois Mortgage Transaction is inserted as a new definition in its correct alphabetical order.

                  "MXL Illinois Mortgage Transaction": the transactions to be consummated pursuant to the MXL Illinois Mortgage Documents, on the terms set forth in such documents.

         SECTION 2.17 New definition of MXL Illinois Property. The definition of MXL Illinois Property is inserted as a new definition in its correct alphabetical order.

         "MXL Illinois Property": the MXL Property located at 2300 Wisconsin Street, Downers Grove, Illinois.


         SECTION 2.18 Amendment to definition of MXL Mortgage. The definition of MXL Mortgage is hereby deleted in its entirety.

         SECTION 2.19 New definition of MXL Mortgages. The definition of MXL Mortgages is inserted as a new definition in its correct alphabetical order.

                  "MXL Mortgages": collectively, the MXL Illinois Mortgage and the MXL Pennsylvania Mortgage.

         SECTION 2.20 Amendment to definition of MXL Mortgage Documents. The definition of MXL Mortgage Documents is hereby deleted in its entirety and replaced with the following new definition:

                  "MXL Mortgage Documents": collectively, the MXL Illinois Mortgage Documents and the MXL Pennsylvania Mortgage Documents.

         SECTION 2.21 Amendment to definition to MXL Mortgage Note. The definition of MXL Mortgage Note is hereby deleted in its entirety.

         SECTION 2.22 Amendment to definition to MXL Mortgage Transaction. The definition of MXL Mortgage Transaction is hereby deleted in its entirety.

         SECTION 2.23 New definition of MXL Mortgage Transactions. The definition of MXL Mortgage Transactions is inserted as a new definition in its correct alphabetical order.

                  "MXL   Mortgage   Transactions":   the   transactions   to  be
         consummated pursuant to the MXL Mortgage Documents, on the terms set forth in such documents.

         SECTION 2.24 New definition of MXL Pennsylvania Mortgage. The definition of MXL Pennsylvania Mortgage is inserted as a new definition in its correct alphabetical order.

                  "MXL Pennsylvania Mortgage": the Open-end Mortgage and Security Agreement dated March 8, 2001 by and between MXL, as mortgagor, and Allfirst Bank, as mortgagee, relating to the MXL Pennsylvania Property and securing the MXL Pennsylvania Mortgage Note.

         SECTION 2.25 New definition of MXL Pennsylvania Mortgage Documents. The definition of MXL Pennsylvania Mortgage Documents is inserted as a new definition in its correct alphabetical order.

                  "MXL Pennsylvania Mortgage Documents": the collective reference to the following documents (i) the MXL Pennsylvania Mortgage Note, (ii) the MXL Credit Agreement, (iii) the MXL Pennsylvania Mortgage, (iv) the Parent Suretyship Agreement and (v) the Additional MXL Security Documents executed in connection with MXL Pennsylvania Mortgage, each in the form delivered to the Agent.

         SECTION 2.26 New definition of MXL Pennsylvania Mortgage Note. The definition of MXL Pennsylvania Mortgage Note is inserted as a new definition in its correct alphabetical order.

                  "MXL Pennsylvania Mortgage Note": the Term Note in a principal amount of $1,680,000 dated March 8, 2001 made by MXL and payable to the order of Allfirst Bank, issued pursuant to the MXL Pennsylvania Credit Agreement.

         SECTION 2.27 New definition of MXL Pennsylvania Mortgage Transaction. The definition of MXL Pennsylvania Mortgage Transaction is inserted as a new definition in its correct alphabetical order.

                  "MXL Pennsylvania Mortgage Transaction": the transactions to be consummated pursuant to the MXL Pennsylvania Mortgage Documents, on the terms set forth in such documents.

         SECTION 2.28 Amendment to definition of Net Cash Proceeds. The definition of Net Cash Proceeds is hereby amended by deleting the phrase "MXL Mortgage Transaction" appearing in such definition and replacing it with the phrase "MXL Pennsylvania Mortgage Transaction".

         SECTION 2.29 New definition of Parent Maturity Date. The definition of Parent Maturity Date is hereby deleted in its entirety and replaced with the following new definition:
                  "Parent Maturity Date": October 15, 2001, or such earlier date on which the Revolving Credit Notes shall become due and payable, whether by acceleration or otherwise.

         SECTION 2.30 Amendment to definition of Required Reduction Amount. The definition of Required Reduction Amount is hereby amended by deleting the phrase "MXL Mortgage Transaction" appearing in clause (a)(i) in such definition and replacing it with the phrase "MXL Pennsylvania Mortgage Transaction".

         SECTION 2.31 New definition of Special Counsel. The definition of Special Counsel is hereby deleted in its entirety and replaced with the following new definition:

        "Special Counsel": Bingham Dana LLP, special counsel to the Agent.

         SECTION 2.32 New definition of Third Amendment Effective Date. The definition of Third Amendment Effective Date is inserted as a new definition in its correct alphabetical order.

                  "Third Amendment Effective Date": means June 15, 2001.

         SECTION 2.33 Amendment to Clause (c) of Section 2.4 (Termination or Reduction of Parent Commitments and GP Canada Credit Exposure) of the Existing Credit Agreement. Clause (c) of Section 2.4 of the Credit Agreement is hereby amended by deleting the phrase "MXL Mortgage Transaction" in each place such phrase appears in such section and replacing it with the phrase "MXL Pennsylvania Mortgage Transaction".

         SECTION 2.34 Amendment to Clause (d)(ii) of Section 2.5 (Payments of Loans; Overadvance Reductions; Additional Collateral) of the Existing Credit Agreement. Clause (d)(ii) of Section 2.5 is hereby amended by deleting the phrase "MXL Mortgage Transaction" in each place such phrase appears in such section and replacing it with the phrase "MXL Pennsylvania Mortgage Transaction".

         SECTION 2.35 Amendment to Clause (a) of Section 2.11 (Cash Collateral Accounts) of the Existing Credit Agreement. Clause (a) to Section 2.11 is hereby amended by deleting such clause in its entirety and replacing it with the following:

                  (a)(i) The Agent shall establish and maintain at its offices at 1185 Avenue of the Americas, New York, NY in the name of the Parent but under the sole dominion and control of the Agent, a separate cash collateral account designated as "GP Strategies Corporation Cash Collateral Account" (the "Parent Cash Collateral Account"). All net proceeds of the sale by the Parent of (i) real estate, including net proceeds obtained in connection with the MXL Illinois Mortgage Transaction, and (ii) any assets not used in the calculation of the Borrowing Base, shall be immediately deposited into the Parent Cash Collateral Account. All net proceeds of the sale of the common stock of Millennium Cell Inc. ("Millennium Stock") shall be immediately deposited into the Parent Cash Collateral Account until the aggregate balance in the Parent Cash Collateral Account is not less than $6,000,000, after which point fifty-percent (50%) of the proceeds of all sales of Millennium Stock shall be immediately deposited into the Parent Cash Collateral Account, with the remaining fifty percent (50%) of such proceeds to be applied by the Parent, promptly upon its receipt thereof, to reduce the outstanding principal balance of the Revolving Credit Loans. The Parent may, at its option, direct the Agent to apply the Parent Cash Collateral (as defined below) to reduce the outstanding principal amount of the Term Loans. Such application of the Parent Cash Collateral to the Term Loans shall result in a dollar-for-dollar reduction of the minimum required balance in the Parent Cash Collateral Account. Notwithstanding anything to the contrary contained herein, in no event shall any monies deposited in the Parent Cash Collateral Account or any similar collateral account pledged to the Agent on behalf of the Lenders be included in the calculation of the Borrowing Base.

                  (ii) The Parent hereby pledges to the Agent for its benefit, the benefit of the Issuing Bank and the pro rata benefit of the Lenders, a Lien on and security interest in the Parent Cash Collateral Account and all sums at any time and from time to time on deposit therein (the Parent Cash Collateral Account, together with all sums on deposit therein, being sometimes hereinafter collectively referred to as the "Parent Cash Collateral"), as first priority collateral security for the prompt payment in full when due, whether at stated maturity, by acceleration or otherwise of all the Obligations. The Parent agrees that at any time and from time to time at its expense, it will promptly execute and deliver to the Agent any further instruments and documents, and take any further actions, that may be necessary or that the Agent may reasonably request, in order to perfect and protect any first priority security interest granted or purported to be granted hereby or enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Parent Cash Collateral. The Parent agrees that it will not (i) sell or otherwise dispose of any of the Parent Cash Collateral or (ii) create or permit to exist any Lien upon any of the Parent Cash Collateral. The Parent hereby authorizes the Agent, at any time any Obligations shall be required to be paid, to apply any and all cash on deposit in the Parent Cash Collateral Account towards all such Obligations which shall then be due and owing.

         SECTION 2.36 Amendment to Clause (b) of Section 2.11 (Cash Collateral Accounts) of the Existing Credit Agreement. Clause (b) to Section 2.11 is hereby amended by deleting the phrase ", except for Permitted Liens" in the fifth sentence in such Section.

         SECTION 2.37 Amendment to Clause (a) of Section 3.1 (Interest Rate and Payment Dates (Prior to Maturity)) of the Existing Credit Agreement. Clause (a) of Section 3.1(f) is hereby amended by deleting the table in such Section and replacing it with the following table:


         ADVANCES RATE

         Each Parent ABR Advance         Alternate Base Rate plus 1.50%.
                                                                      .
         Each GP Canada ABR Advance      Alternate Base Rate plus 1.50%.

         Each Parent Eurodollar          Eurodollar Rate for the
          Advance                        applicable Interest Period plus 2.95%.

         Each GP Canada Eurodollar       Eurodollar Rate for the
           Advance                       applicable Interest Period plus 2.95%.

         SECTION 2.38 Amendment to Clause (f) of Section 3.1 (Interest Rate and Payment Dates (Further Adjustments to Applicable Margins and Applicable Percentages)) of the Existing Credit Agreement. Clause (f) of Section 3.1 is hereby deleted in its entirety.

         SECTION 2.39 Amendment to Section 7.11(d) (Financial Covenants (Minimum Consolidated EBITDA)) of the Existing Credit Agreement. Clause (d) of Section
7.11 is hereby amended by deleting the table in such Clause and substituting in lieu thereof the following table:

                  Fiscal Quarter                              Amount
                  --------------                              ------
                  June 30, 2001                               $4,500,000
                  and each fiscal quarter thereafter

         SECTION 2.40 Amendment to Section 7.18 (Cash Collateral Balance) of the Existing Credit Agreement. Section 7.18 is hereby inserted as a new Section in its correct numerical order:

         7.18     Cash Collateral Balance

                  The Parent shall maintain a balance of not less than $5,000,000 in the Parent Cash Collateral Account on August 30, 2001 (which amount shall, for the avoidance of doubt, include all amounts deposited in the Parent Cash Collateral Account as of the Third Amendment Effective Date) and such balance shall be maintained at all times thereafter, subject however to any reductions set forth in
         Section 2.11(a)(i), until the Obligations have been paid in cash in full and the Commitments have been permanently terminated.

         SECTION 2.41 Amendment to Clause (n) of Section 8.1 (Indebtedness) of the Existing Credit Agreement. Clause (n) of Section 8.1 is hereby amended by deleting such clause in its entirety and substituting in lieu thereof the following:

         (n) Indebtedness in a principal amount not to exceed (A) $1,680,000 in respect of the MXL Pennsylvania Mortgage Transaction and (B) $1,250,000 in respect of the MXL Illinois Mortgage Transaction (including the Contingent Obligations of the Parent contemplated by the respective MXL Mortgage Documents) provided that the following conditions have been satisfied:

                  (i) no Default or Event of Default shall exist immediately before or after giving effect thereto,

                  (ii) the total consideration received or to be received therefor by MXL and/or the Parent shall be payable in cash,

                  (iii) MXL and/or Parent shall apply the Net Cash Proceeds of the MXL Pennsylvania Mortgage Transaction on the Business Day of the receipt thereof as required and provided by Section 2.5(d),

                  (iv) the Parent shall deposit the net proceeds of the MXL Illinois Mortgage Transaction immediately upon receipt thereof as required and provided by Section 2.11(a), and

                  (v) Prior to the closing of such transaction, the Agent and the Lenders shall have received a certificate in respect thereof signed by an Authorized Signatory of MXL and the Parent identifying the Property to be sold or otherwise disposed of and stating (x) that immediately before and after giving effect thereto, no Default or Event of Default shall exist and (y) the total consideration to be received by MXL and/or the Parent in connection therewith.

         SECTION 2.42 Amendment to Clause (xiii) of Section 8.2 (Liens) of the Existing Credit Agreement. Clause (xiii) of Section 8.2 is hereby amended by deleting such clause in its entirety and substituting in lieu thereof the following:

         (xiii) a mortgage Lien on (A) the MXL Pennsylvania Property securing obligations incurred in connection with the MXL Pennsylvania Mortgage Transaction provided that (a) such Lien attaches only to the MXL Pennsylvania Property and personal property located thereon and encompassed by the definition of "Mortgaged Property" set forth in the MXL Pennsylvania Mortgage and (b) the Indebtedness secured by such Lien is permitted by Section 8.1(n) and (B) the MXL Illinois Property securing obligations incurred in connection with the MXL Illinois Mortgage Transaction provided that (a) such Lien attaches only to the MXL Illinois Property and personal property located thereon and encompassed by the definition of "Premises" set forth in the MXL Illinois Mortgage and (b) the Indebtedness secured by such Lien is permitted by Section 8.1(n).

         SECTION 2.43 Amendment to Section 8.3 (Merger, Consolidations and Acquisitions) of the Existing Credit Agreement. Section 8.3 is hereby amended by inserting the following proviso at the end of such Section:

         "provided, that after the Third Amendment Effective Date no Borrower shall be permitted to make any Acquisition of any other Person."

         SECTION 2.44 Amendment to Section 8.5 (Investments, Loans, Etc.) of the Existing Credit Agreement. Section 8.5 is hereby amended by inserting the following proviso at the end of such Section:

         "provided, that after the Third Amendment Effective Date no Borrower shall be permitted to make any equity Investment in any other Person."

         SECTION 2.45 Amendment to Clause (b) of Section 8.7 (Capital Expenditures; Operating Leases) of the Existing Credit Agreement. Clause (b) of
Section 8.7 is hereby amended by deleting the phrase "MXL Mortgage Transaction" and substituting in lieu thereof the phrase "MXL Mortgage Transactions".

         SECTION 2.46 Amendment to Clause (c) of Section 9.1 (Events of Default) of the Existing Credit Agreement. Clause (c) of Section 9.1 is hereby deleted in its entirety and replaced with the following:

                  (c) The failure of the Borrower to observe or perform any covenant or agreement contained in (i) Section 2.5, 2.6, 7.1, 7.3, 7.11, 7.12 or Section 8 or (ii) Section 7.18 and such failure has not been remedied within five (5) days of any Credit Party's knowledge of a violation of Section 7.18; or

         SECTION 2.47 Amendment to Section 11.2 (Notices) of the Existing Credit Agreement. Section 11.2 of the Existing Credit Agreement is hereby amended by deleting all notice information for the Agent or the Issuing Bank and substituting in lieu thereof the following:

         The Agent or the Issuing Bank:

         Fleet National Bank
         777 Main Street
         CTEH40221A
         Hartford, CT 06115
         Attention: Vincent Pitts
         Telephone: (860) 986-3783
         Telecopy:  (860) 986-2435

         with copies to:

         Fleet National Bank
         1185 Avenue of the Americas
         New York, NY 10036
         Attention: Paul Chau
         Telephone: (212) 819-5438
         Telecopy: (212) 819-4120

         and:

         Scott M. Zemser, Esq.
         Bingham Dana LLP
         399 Park Avenue
         New York, NY 10022-4689
         Telephone: (212) 318-7700
         Telecopy: (212) 752-5378

         SECTION 2.48 Amendment to Section 11 of the Existing Credit Agreement.
Section 11 is hereby amended by inserting the following new Section 11.28 in its correct numerical order.

         SECTION 11.28 Certain Collateral Matters.

         (a) The Agent is authorized on behalf of the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Loan Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Loan Documents.

         (b) The Lenders irrevocably authorize the Agent, at its option and in its discretion, to release any security interest or Lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and Letter of Credit Commitments and payment in full in cash of all principal and interest on the Loans, all fees payable pursuant to Section 2.10, all Reimbursement Obligations, and all other Obligations payable under the Credit Agreement and under any Loan Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) constituting property in which the Borrowers or any other obligor of the Borrowers owned no interest at the time the security interest and/or Lien was granted or at any time thereafter; (iv) constituting property leased to the Borrowers or any other obligor of the Borrowers under a lease which has expired or been terminated in a transaction permitted under the Credit Agreement or is about to expire and which has not been, and is not intended by the Borrowers or any of the Subsidiaries of the Borrowers to be renewed or extended; (v) consisting of an instrument evidencing Indebtedness or other debt instrument, if the Indebtedness evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified by the Required Lenders or as otherwise required by Section 11.1, each Lender. Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release particular Collateral pursuant to this Section 11.28.

         SECTION 2.49 Amendment to Exhibit A to the Existing Credit Agreement. The Existing Credit Agreement is hereby further amended by deleting Exhibit A to the Existing Credit Agreement in its entirety and substituting in lieu thereof the following new Exhibit A attached to this Third Amendment.

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         SECTION 3.1 Conditions to Effectiveness of Article II. The amendments set forth in Article II shall become effective upon the prior or concurrent satisfaction of each of the conditions precedent set forth in this Article III (the "Effective Date").

         SECTION 3.2 Resolutions, etc. The Agent shall have received from each of the Borrowers and Guarantors, a certificate, dated as of the date hereof, of its Secretary or Assistant Secretary as to

                    (a) resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Third Amendment and each other Loan Document to be executed by it; and

                    (b) the incumbency and signatures of the officers of each of the Borrowers authorized to act with respect to this Third Amendment and each other Loan Document as is to be executed by it, upon which certificate each Lender may conclusively rely until it shall have received a further certificate of the Secretary or Assistant Secretary of each of the Borrowers canceling or amending such prior certificate.

         SECTION 3.3 Amendment Fees. The Borrowers shall have paid to the Agent, for the pro rata account of each Lender, the portion of the Amendment Fees (as defined in Section 5.1 herein) due and payable on the date hereof.

         SECTION 3.4 Closing Fees, Expenses, etc. The Agent shall have been paid or reimbursed by the Borrowers for the reasonable out-of-pocket costs and expenses incurred by the Agent and the Lenders in connection with the negotiation, preparation and administration of this Third Amendment, including, without limitation, the legal fees and expenses of the Agent and Lenders' counsel.

         SECTION 3.5 Opinions of Counsel. The Agent and the Lenders shall have received legal opinions, dated the Effective Date, in form and substance satisfactory to the Agent from (a) Morgan Lewis & Bockius, LLP, New York counsel to the Parent and (b) Goodmans, LLP, Canadian counsel to GP Canada, as to such matters as the Agent may reasonably request.

         SECTION 3.6 Execution of Counterparts. The Agent shall have received counterparts of this Third Amendment duly executed by GP Canada, the Parent, the Agent, the Lenders and each of the respective parties to the Loan Documents in accordance with Section 5.4 herein, each of which counterparts shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         SECTION 3.7 Execution of Amendments to Security Agreements. The Agent shall have received an execution copy of the First Amendment to the Amended and Restated Borrower Security Agreement and the First Amendment to Subsidiary

Guaranty and Security Agreement, each duly executed and delivered by the respective parties thereto, which shall be in form satisfactory to the Agent.

         SECTION 3.8 Representations and Warranties. The Agent shall have received a certificate executed by the chief financial officer of each of the Parent and GP Canada certifying that the representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the Effective Date, and that no Default or Event of Default has occurred and is continuing.

         SECTION 3.9 Cash Collateral Account. The Parent shall have established a cash collateral account with the Agent in accordance with Section 2.11(a) of the Credit Agreement.

         SECTION 3.10 Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of GP Canada, the Parent or any other Person shall be satisfactory in form and substance to the Agent and its counsel; the Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Agent or its counsel may reasonably request.

                                   ARTICLE IV
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         In order to induce the Lenders and the Agent to enter into this Third Amendment, GP Canada and the Parent jointly and severally represent and warrant unto the Agent, the Issuing Bank and each Lender as set forth in this Article IV.

         SECTION 4.1 Compliance With Warranties. The representations and warranties set forth in Section 4 of the Credit Agreement and in each other Loan Document delivered in connection herewith or therewith are true and correct in all material respects with the same effect as if made on and as of the Effective Date (unless stated to relate solely to an earlier date).

         SECTION 4.2 Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each of GP Canada and the Parent of this Third Amendment and each Loan Document to be executed by it in connection with the terms and conditions hereof, have been duly authorized by all necessary corporate action, and do not (i) contravene GP Canada's or the Parent's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon GP Canada or the Parent, (ii) contravene or result in a default under any contractual restriction, law or governmental regulation or court decree or order binding on or affecting GP Canada or the Parent or (iii) result in, or require the creation or imposition of, any Lien (except as contemplated in or created by the Loan Documents).

         SECTION 4.3 Validity, etc. This Third Amendment has been duly executed and delivered and is, and each other Loan Document to be executed and delivered by GP Canada or the Parent, as the case may be, will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of GP Canada and the Parent, as the case may be, enforceable in accordance with their respective terms; subject in each case to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally, and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law). Each of such Loan Documents which purports to create a security interest creates a valid first priority security interest in the Collateral subject thereto, subject only to Liens permitted by Section 8.2, securing the payment of the Obligations.

         SECTION 4.4 No Material Adverse Change. There has been no event or occurrence, nor has any fact or state of facts existed, which could reasonably be expected to have a material adverse change in the financial condition, operations, assets, business, properties, revenues or prospects of the Parent or GP Canada, taken as a whole.

         SECTION 4.5 Compliance With Credit Agreement. As of the execution and delivery of this Third Amendment and as of the Effective Date, each of GP Canada, the Parent and each other Person is in compliance with all the terms and conditions of the Credit Agreement and the other Loan Documents to be observed or performed by it, and no Default has occurred and is continuing.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  SECTION 5.1 Amendment Fees. In consideration of the Lenders' agreement to amend the Existing Credit Agreement pursuant to the terms of this Third Amendment, the Borrowers shall pay to the Agent, for pro rata distribution to the Lenders, amendment and extension fees in such amounts and at such times as set forth in the table below (the "Amendment Fees"). The Amendment Fees, shall be deemed fully earned as of the date hereof:


Date Payable                                           Amendment Fee Payment

Third Amendment Effective Date                               $ 100,000
October 15, 2001                                              $ 50,000
                                                              --------
Total Amendment Fees:                                         $150,000

         The Borrowers acknowledge and agree that the Amendment Fees set forth herein constitute Obligations under the Existing Credit Agreement.

         The Lenders further agree that, if the Borrowers have repaid all of their Obligations to the Agent and the Lenders in cash in full no later than 2:00 p.m. (New York time) October 15, 2001 (including repayment of the GP Canada Obligations and termination of the Commitments), the Lenders shall waive the Borrowers' payment of that portion of the Amendment Fees ($50,000) payable on October 15, 2001.

         SECTION 5.2 No Present Claims. Except as described further below, each of the Borrowers acknowledges and agrees that (i) it has no claim or cause of action against the Agent or the Lenders (or any of the Agent or the Lenders' directors, officers, employees or agents), (ii) it has no offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to the Agent or the Lenders, and (iii) the Agent and the Lenders have heretofore properly performed and satisfied in a timely manner all of their obligations to the Borrowers. Except as described further below, the Agent and the Lenders wish (and the Borrowers hereby agree) to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agent's or Lenders' rights, interests, contracts, collateral security or remedies. Therefore, each of the Borrowers hereby unconditionally releases, waives and forever discharges
(A) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Agent and the Lenders to the Borrowers, except the obligations to be performed by the Agent or the Lenders for the Borrower as expressly stated in this Third Amendment, the Credit Agreement and the other Loan Documents, and
(B) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether known or unknown, which the Borrowers might otherwise have against the Agent or the Lenders or any of their directors, officers, employees or agents, in either case (A) or (B), on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever that existed, arose or occurred at any time prior to the date hereof or which could thereafter arise as the result of the execution of (or the satisfaction of any condition precedent or subsequent to) this Third Amendment, the Credit Agreement or any of the other Loan Documents; provided, however, that the foregoing shall not serve as a release by the Parent of any claims ("Non-Released Claims") to recover damages incurred by the Parent (limited, in any event, to the market value of Parent's Millennium Stock) as a result of a cause of action (a "Millennium Claim") by Millennium Cell Inc. or its successor ("Millennium") against the Parent for the recovery of the Parent's Millennium Stock (A) issued by Millennium in replacement of the Millennium Stock represented by Millennium Stock Certificate No. MC0129 and (B) owned by the Parent at the time of such Millennium Claim; provided further, that the amount of any such damages shall be reduced on a dollar-for-dollar basis to the extent of the amount of any damages actually paid by the Agent to Millennium under the terms of the Lost Securities Bond No. 06 s 103551566 BCM or otherwise as a result of any cause of action by Millennium against Agent for the recovery of the market value of Parent's Millennium Stock. The Agent agrees not to assert a defense that a Non-Released Claim is barred by the statute of limitations provided that such Non-Released Claim is brought not more than one year after the related Millennium Claim is brought.

         SECTION 5.3 Ratification of Existing Credit Agreement. The Existing Credit Agreement, as expressly amended by the terms hereof, is hereby ratified, approved and confirmed in each and every respect. Except as specifically amended herein, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof and except as expressly set forth herein the provisions hereof shall not operate as a waiver of any right, power or privilege of the Agent and the Lenders nor shall the entering into of this Third Amendment preclude the Lenders from refusing to enter into any further or future amendments. This Third Amendment shall be deemed to be a "Loan Document" for all purposes of the Credit Agreement and all other Loan Documents.

         SECTION 5.4 Consent and Acknowledgment of Guarantors and obligors. By their signatures below, each Person that is a party to the Loan Documents, hereby acknowledges, consents and agrees to this Third Amendment and hereby ratifies and confirms their respective obligations under each of the Loan Documents executed and delivered by it in all respects.

         SECTION 5.5 Existing Credit Agreement, References, etc. All references to the Existing Credit Agreement in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Existing Credit Agreement as modified hereby. As used in the Existing Credit Agreement, the terms "Agreement", "herein", "hereinafter", "hereunder", "hereto" and words of similar import shall mean, from and after the applicable Effective Date, the Existing Credit Agreement as modified by this Third Amendment.

         SECTION 5.6 Headings. The various headings of this Third Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Third Amendment or any provisions hereof.

         SECTION 5.7 Governing Law; Entire Agreement. THIS THIRD AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. This Third Amendment constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto. This Third Amendment and the provisions contained herein may be modified only by an instrument in writing executed by GP Canada, the Parent, the Guarantors and the other obligors with respect to Section 5.4, the Agent, the Issuing Bank and the Lenders.



                [remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                    GP STRATEGIES CORPORATION


                                    By:________________________
                                    Name:
                                    Title:


                                    GENERAL PHYSICS CANADA LTD.


                                    By:________________________
                                    Name:
                                    Title:

                                    FLEET NATIONAL BANK (f/k/a Fleet Bank
                                    National Association), Individually,
                                    as Issuing Bank and as Agent


                                    By:_________________________
                                    Name:
                                    Title:


                                    KEYBANK, NATIONAL ASSOCIATION


                                    By:_________________________
                                    Name:
                                    Title:


                                    MELLON FINANCIAL SERVICES
                                    CORPORATION,
                                    Attorney-in-Fact for Mellon Bank, N.A.


                                    By:_________________________
                                    Name:
                                    Title:



                     THE DIME SAVINGS BANK OF NEW YORK, FSB


                                                By:_________________________
                                                Name:
                                                Title:

ACKNOWLEDGED, CONFIRMED
AND AGREED TO WITH RESPECT
TO SECTION 5.4:
   -----------

MXL INDUSTRIES, INC.


By:________________________
Name:
Title:


GENERAL PHYSICS CORPORATION


By:________________________
Name:
Title:

                                                            EXHIBIT A

                           List of Commitment Amounts



                                  Revolving Credit  Term Loan Commitment
                                  Commitment        Amount
                                  Amount

Fleet National Bank               $18,375,000.00    $ 5,660,156.25
Mellon Bank, N.A.                 $10,500,000.00    $ 3,234,375.00
KeyBank, N.A.                     $  7,875,000.00   $ 2,425,781.25
The Dime Savings Bank             $  5,250,000.00   $ 1,617,187.50
  of New York, FSB
TOTAL                             $42,000,000.00    $12,937,500.00